[LETTERHEAD OF PATRIOT SCIENTIFIC]

         Patriot Scientific Corporation Announces Debenture Conversion,
                           Warrant Buyback Agreements

Debentures Being Retired -Redemption of up to 20 Million Warrants Authorized


San Diego, Calif. -- February 10, 2006 -- Patriot Scientific Corporation (OTCBB:
PTSC.OB) - a high-tech intellectual properties company that specializes in developing and licensing high-performance ultra-low power microprocessor technology -- today announced that it has entered into agreements to reorganize its relationship with Lincoln Ventures, LLC ("Lincoln") and Swartz Private Equity, LLC ("Swartz") to benefit the Company and its retail shareholders. The agreements, which are subject to Board approval, provide for the following:

o Lincoln and Swartz will immediately convert their remaining convertible debentures of the Company, following which the Company will not have any debt on its balance sheet.

o To facilitate the conversion of the debentures, agreements between the Company and Lincoln and Swartz which prohibit each of Lincoln and Swartz from owning more than 4.99% of the Company's Common Stock will be amended to allow them to own up to 9.99% of the Common Stock. With their holdings exceeding 5% they will need to make appropriate SEC filings upon future dispositions of the Company's stock.

o The Company will have the right to redeem up to 20 million warrants owned by Lincoln and Swartz.

o The exercise prices of Company warrants held by Lincoln and Swartz will no longer be subject to downward resets based on the trading price of the Company's Common Stock.

o  The  Company  will  issue  7,000,000   warrants  to  Lincoln  and  Swartz  in
consideration for the agreements.

The agreements were negotiated directly with Lincoln Ventures, LLC, and Swartz Private Equity, according to Patriot Scientific Chairman and CEO David Pohl. "These agreements are an important step toward freeing the Company from the burden of certain debt and equity financing transactions that enabled the Company to remain viable in previous years," Pohl stated. "During the past 12 months the Company has undergone significant changes in management and operating strategy and is now in a favorable cash position as a result of licensing revenues related to our patent portfolio that is jointly owned with the TPL Group. We are pleased that the principals of the Swartz and Lincoln organizations were willing to provide financing in the past and that they are now demonstrating their confidence in the future of Patriot Scientific by entering into these new agreements."

The warrant buyback program is based upon an agreement which calls for a structured series of warrant redemptions over a period of several months, beginning in February 2006. "Under the terms of this agreement we have the right but not the obligation to redeem up to 2 million warrants per month," Pohl continued, "and we are pleased to have negotiated a redemption price that is equal to each applicable volume weighted average monthly trading price for Patriot's shares less the exercise price for the first 10 million warrants covered by this agreement." The price and terms applicable to the redemption of the other 10 million warrants will be determined by mutual agreement of the parties.

A spokesman for Lincoln Ventures, LLC and Swartz Private Equity, LLC, announced that "Lincoln and Swartz are pleased with the progress of Patriot's intellectual property enforcement program through its joint venture portfolio partner, The TPL Group. We have confidence in their program to secure additional licensing transactions with users of the patented technologies of Patriot and TPL, and the potential for sustained revenue to the Company."

"At Patriot's request," the spokesman continued, "both Lincoln and Swartz have agreed to convert all of their outstanding Patriot Scientific debentures into shares of common stock. These conversions will result in our beneficial ownership exceeding 5% of the issued and outstanding shares of Patriot, and as a result we will make all appropriate SEC filings as to the future disposition of our holdings of the Company's common stock. We trust that these actions will support Patriot Scientific in its growth as Patriot and TPL accelerate their worldwide licensing of the jointly owned MMP Portfolio." The action by Patriot Scientific to retire the debentures and to also buy back what could amount to approximately 20 percent of the company's total outstanding stock warrants at this juncture was driven by the same impetus that has guided other strategic reorganizational moves that began in 2005. Last year the Company changed both its executive team and the Company's strategic direction, including the signing of a significant agreement with The TPL Group regarding joint ownership and marketing of its patent portfolio.

Patriot Scientific received licensing revenues of $13 million in 2005. The Company received distribution of an additional $10 million in January of 2006 as a result of a license transaction with systems manufacturer HP regarding Patriot's jointly owned patent portfolio. "The far-reaching changes in 2005 helped pave the way for new growth-oriented initiatives in 2006, including the fiscal strengthening evidenced by these important agreements," Pohl said. "These changes are positive for Patriot," he continued. "We are moving forward, sometimes more slowly or with smaller steps than we would like, but always with the paramount goal of enhancing shareholder value by prudently addressing company fundamentals and growing the business."

About Patriot Scientific

Patriot Scientific (OTC Bulletin Board: PTSC) has emerged as an effective and dynamic intellectual property licensing company, developing and marketing innovative and proprietary semiconductor technologies. The Company's portfolio of proprietary designs encompasses what is believed to be fundamental ultra-low-power array microprocessor technology, as well as pending patents designed to protect Patriot's proprietary technology.

Detailed information about Patriot Scientific can be found on the website www.ptsc.com. Copies of Patriot Scientific press releases, current price quotes, stock charts and other valuable information for investors may be found at www.hawkassociates.com and www.americanmicrocaps.com. An investment profile on
Patriot           Scientific          may          be          found          at
http://www.hawkassociates.com/patriot/profile.htm.

About the Patent Portfolio

The patent portfolio, marketed as the MMP portfolio, contains intellectual property that became jointly owned by Patriot Scientific Corporation and the privately held TPL Group in a settlement between them in June 2005. Both TPL and Patriot assert that their jointly owned patents have long been essential to the design of advanced microprocessors, digital signal processors, embedded processors and system-on-chip devices. Global sales of end products deploying chips using technologies protected by the jointly owned patents are estimated to be greater than $200 billion annually.

The MMP Portfolio is exclusively managed by Alliacense, a TPL Group enterprise. Following the early purchase of MMP Portfolio licenses by marquee chip makers Intel and AMD, Alliacense has tuned the MMP Portfolio Licensing Program to serve leading manufacturers of computer, communications and entertainment systems. Today's consumer electronics and computer systems each incorporate an increasing number of microprocessors that exploit the techniques protected by the MMP Portfolio. These include a wide variety of end-user products including personal computers, servers, workstations, printers, routers, home theater systems, digital TVs, video game players, DVD Recorders/Players, mobile handsets, portable media players, automotive and aircraft/aerospace electronics, and most other modern microprocessor-based products.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings.

CONTACTS:
For Patriot Scientific Corporation

Media Relations:
Attention Group
Daryl Toor
(770) 777-9489
dtoor@attentiongroup.com

Investor Relations:
Hawk Associates Inc
Frank Hawkins/Julie Marshall
(305) 451-1888
info@hawkassociates.com